EXHIBIT 32.1

Certificate of Chief Executive Officer as required by 18 U.S.C. Section 1350

         In connection with the accompanying Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2006 (the "Report") of Aurora Oil & Gas Corporation ("Aurora") as filed with the Securities and Exchange Commission on August 7, 2006, I, William W. Deneau, President (Principal Executive Officer) of Aurora, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Aurora.


August 7, 2006                        By:          /s/ William W. Deneau
                                         ---------------------------------------
                                         William W. Deneau
                                         President (Principal Executive Officer)

A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to Aurora Oil & Gas Corporation and will be retained by Aurora Oil & Gas Corporation and furnished to the Securities and Exchange Commission or its staff upon request